                                                                    Exhibit 99.2

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The following unaudited Pro forma Consolidated Balance Sheet as of July 31, 2002 and the unaudited Pro forma Consolidated Statements of Operations for the six months ended July 31, 2002, and year ended January 31, 2002, which is referred to as the Pro forma Financial Information, present the pro forma effect of the merger between SkillSoft Corporation and SmartForce PLC (SmartForce) (the "Merger") in which SkillSoft Corporation was judged to be the accounting acquirer. Following the merger SmartForce PLC changed its name to SkillSoft PLC.

The accompanying unaudited pro forma combined financial information reflects SmartForce's merger with SkillSoft Corporation pursuant to an agreement and plan of merger, effective September 6, 2002. Although SmartForce acquired SkillSoft Corporation as a legal matter, SkillSoft Corporation is considered the acquirer for accounting purposes. SmartForce is a global e-Learning company that provides integrated enterprise e-Learning solutions.

In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS No. 141), and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), SkillSoft PLC used the purchase method of accounting for a business combination to account for the Merger as well as the related accounting and reporting regulations for goodwill and other intangibles. Under these methods of accounting, the assets and liabilities of SmartForce, including all intangible assets, were recorded at their respective fair values. All intangible assets are amortized over their estimated useful lives with the exception of goodwill and any other intangibles with indefinite lives. The financial position, results of operations and cash flows of SmartForce are included in SkillSoft PLC's financial statements prospectively as of the completion of the Merger.

The unaudited pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States after eliminating all intercompany activities.

The Pro forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon available information and assumptions that SkillSoft PLC believes are reasonable under the circumstances.

This Pro forma Financial Information should be read in conjunction with the historical financial statements of (i) SkillSoft PLC included in its Form 10-K as amended, for the year ended January 31, 2003, and (ii) SmartForce PLC financial statements included elsewhere herein.

The unaudited Pro forma Combined Balance Sheet as of July 31, 2002 includes the historical balance sheet of SkillSoft Corporation as of July 31, 2002 and SmartForce as of June 30, 2002 and gives effect to the acquisition of SmartForce.

The unaudited pro forma combined financial information for the six months ended July 31, 2002 includes columns representing SkillSoft Corporation's historical results for the six months then ended and the incorporation of SmartForce's historical results for the period from January 1, 2002 through June 30, 2002.

The unaudited pro forma combined financial information for the fiscal year ended January 31, 2002 includes columns representing SkillSoft Corporation's historical results for the twelve months then ended and SmartForce's historical results for the period from January 1, 2001 through December 31, 2001.

The unaudited pro forma adjustments do not reflect any operating efficiencies and cost savings that SkillSoft believes are achievable.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JULY 31, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                            SMARTFORCE        PRO FORMA
                                                         SKILLSOFT PLC         PLC            ADJUSTMENTS              PRO FORMA
                                                         -------------    -------------     --------------            ------------
Current assets:
   Cash and cash equivalents                             $     22,587     $      43,755     $         (654)     A     $     65,688
   Short-term investments                                      52,804            44,583                 --                  97,387
   Accounts receivable, net                                    17,123            42,758               (881)     A           59,000
   Prepaid expenses and other current assets                    3,181             7,235               (328)     A           10,088
                                                         ------------     -------------     --------------            ------------
Total current assets                                           95,695           138,331             (1,863)                232,163

Goodwill and other intangible assets                           48,680            53,896            278,222      B          380,798
Property and equipment, net                                     4,992            20,915             (9,718)     A           16,189
Investments                                                        --             7,871                 --                   7,871
Other assets                                                      528             1,479               (138)     A            1,869
                                                         ------------     -------------     --------------            ------------
Total assets                                             $    149,895     $     222,492     $      266,503            $    638,890
                                                         ============     =============     ==============            ============

       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                      $      6,850     $       5,948     $       (1,083)     A     $     11,715
   Accrued payroll and related expenses                         2,915             7,719                 --                  10,634
   Other accrued liabilities                                    2,743            27,628             42,554    E,D,A         72,925
   Deferred revenues                                           20,695           123,129            (76,591)     I           67,233
                                                         ------------     -------------     --------------            ------------
Total current liabilities                                      33,203           164,424            (35,120)                162,507
Other liabilities                                                  --             3,351                                      3,351

Shareholders' equity:
   Ordinary shares/Common stock                                    18             7,587             (1,326)     C            6,279
   Additional paid-in capital                                 180,982           304,992             48,503      C          534,477
   Accumulated deficit                                        (62,326)         (255,705)           255,705      C          (62,326)
   Notes receiveable from shareholders                           (123)               --                 --                    (123)
   Deferred compensation                                       (1,864)               --             (3,416)     C           (5,280)
   Other comprehensive income                                       5            (2,155)             2,155      C                5
   Treasury stock                                                  --                (2)                 2      C               --
                                                         ------------     -------------     --------------            ------------
Total shareholders' equity                                    116,692            54,717            301,623                 473,032
                                                         ------------     -------------     --------------            ------------
Total liabilities and shareholders' equity               $    149,895     $     222,492     $      266,503            $    638,890
                                                         ============     =============     ==============            ============

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JULY 31, 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                            SMARTFORCE         PRO FORMA
                                                         SKILLSOFT PLC         PLC            ADJUSTMENTS              PRO FORMA
                                                         -------------    -------------     --------------            ------------
Revenues                                                 $     29,220     $      95,858     $           --            $    125,078
Cost of revenues                                                1,821            18,114                 --                  19,935
                                                         ------------     -------------     --------------            ------------
Gross profit                                                   27,399            77,744                 --                 105,143
                                                         ------------     -------------     --------------            ------------
Operating expenses:
   Research and development                                     7,184            23,104                 --                  30,288
   Sales and marketing                                         15,263            58,125                 --                  73,388
   General and administrative                                   3,601             7,804                 --                  11,405
   Amortization of acquired intangibles                           162             8,765             (4,440)     G            4,487
   Restructuring costs                                             --            29,363                 --                  29,363
   Stock-based compensation                                       700                --                445      H            1,145
                                                         ------------     -------------     --------------            ------------
Total operating expenses                                       26,910           127,161             (3,995)                150,076
                                                         ------------     -------------     --------------            ------------

Income (loss) from operations                                     489           (49,417)             3,995                 (44,933)
Interest income (loss), net                                       830            (1,209)                --                    (379)
Net exchange gain                                                  --               732                 --                     732
                                                         ------------     -------------     --------------            ------------
Income (loss) before provision/benefit for income taxes         1,319           (49,894)             3,995                 (44,580)
Provision for income taxes                                         --              (287)              (225)     F             (512)
                                                         ------------     -------------     --------------            ------------
Net income (loss)                                        $      1,319     $     (50,181)    $        3,770            $    (45,092)
                                                         ============     =============     ==============            ============

Basic and diluted loss per share                                                                                      $     (0.46)
                                                                                                                      ============

Basic and diluted weighted average shares outstanding                                                                       98,959
                                                                                                                      ============

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           YEAR ENDED JANUARY 31, 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                            SMARTFORCE        PRO FORMA
                                                         SKILLSOFT PLC         PLC            ADJUSTMENTS              PRO FORMA
                                                         -------------    -------------     --------------            ------------
Revenues                                                 $     44,271     $     197,630     $           --            $    241,901
Cost of revenues                                                2,552            37,683                 --                  40,235
                                                         ------------     -------------     --------------            ------------
Gross profit                                                   41,719           159,947                 --                 201,666
                                                         ------------     -------------     --------------            ------------
Operating expenses:
   Research and development                                    17,698            52,206                 --                  69,904
   Sales and marketing                                         27,602           127,271                 --                 154,873
   General and administrative                                   7,199            15,118                 --                  22,317
   Amortization of acquired intangibles                           820            16,437             (7,787)     G            9,470
   Stock-based compensation                                        --                --                889      H              889
                                                         ------------     -------------     --------------            ------------
Total operating expenses                                       53,319           211,032             (6,898)                257,453
                                                         ------------     -------------     --------------            ------------
Loss from operations                                          (11,600)          (51,085)             6,898                 (55,787)
Interest income, net                                            1,960             2,548                 --                   4,508
Net exchange loss                                                  --            (4,082)                --                  (4,082)
                                                         ------------     -------------     --------------            ------------
Loss before provision for income taxes                         (9,640)          (52,619)             6,898                 (55,361)
Provision for income taxes                                         --              (930)              (449)     F           (1,379)
                                                         ------------     -------------     --------------            ------------
Net loss                                                 $     (9,640)    $     (53,549)    $        6,449            $    (56,740)
                                                         ============     =============     ==============            ============

Basic and diluted loss per share                                                                                      $      (0.61)
                                                                                                                      ============

Basic and diluted weighted average shares outstanding                                                                       92,717
                                                                                                                      ============

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                           YEAR ENDED JANUARY 31, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

NOTE A

As a result of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of SkillSoft Corporation (the SkillSoft Common Stock) was automatically converted into the right to receive 2.3674 (the Exchange Ratio) validly issued and fully paid ordinary shares, nominal value
0.11 per share (Euro), of SmartForce, with each ordinary share represented by an American Depository Share of SmartForce (ADS).

SmartForce also assumed each outstanding option to purchase SkillSoft Common Stock, which had been granted under SkillSoft Corporation's existing stock option plans, under the same exchange ratio. As discussed above, SkillSoft Corporation has been determined to be the acquirer for accounting purposes. This transaction resulted in the issuance of approximately 57,400,000 million ordinary shares (represented by ADSs) of SmartForce with a fair value of approximately $317,400,000, the assumption of options to purchase approximately 15,700,000 ordinary shares (represented by ADSs) with a Black-Scholes fair value of approximately $38,900,000, and estimated direct transaction costs of $15,400,000. The number of ordinary shares issued and options assumed was fixed in the agreement related to the Merger and was not subject to change prior to closing. The fair value of SmartForce's ADSs was derived using a market price per ADS of $5.53, which was based on an average of the closing prices for a range of six trading days around the announcement date (June 10, 2002) of the acquisition. Immediately following the Merger, the former stockholders of SkillSoft Corporation owned approximately 42% of the outstanding ordinary shares of SmartForce.

The aggregate purchase price of SmartForce is $371,700,000, including acquisition costs. The purchase price for SmartForce has been allocated to the estimated fair value of assets acquired and liabilities assumed. The components of the purchase price and allocation are as follows (in thousands):

Allocation of purchase price:
Stock to be issued to SkillSoft PLC stockholders                      317,440
Acquisition costs                                                      15,373
Fair value of options exchanged                                        38,899
                                                                   ----------
Total consideration and acquisition costs                          $  371,712
                                                                   ==========

Allocation of purchase price:
Cash and short-term investments                                    $   87,684
Accounts receivable                                                    41,877
Other current assets                                                    6,907
Property, plant & equipment                                            11,197
Other assets                                                            9,213
Identifiable intangible assets                                         37,000
Goodwill                                                              295,118
Deferred revenue                                                      (46,538)
Merger exit costs                                                     (30,300)
Other liabilities assumed                                             (40,446)
                                                                   ----------
Total                                                              $  371,712
                                                                   ==========

Liabilities assumed include approximately $30,300,000 of exit costs, related to SmartForce, expected to be incurred in connection with the Merger. The plans include initiatives to eliminate redundant facilities and headcount, reduce cost structure, and better align SmartForce's operating expenses with existing economic conditions. These costs were accounted for under EITF 95-3, "Recognition of Liabilities in Connection with Purchase Business Combinations". These costs were recognized as a liability assumed in the purchase business combination and included in the allocation of the purchase price, and have been included as an increase to goodwill. In addition, SmartForce has recorded adjustments of $9,749,000 and $936,000 to reflect the fair value of certain assets and accrued liabilities, respectively, as of the merger date. SkillSoft PLC exited the Telcom business in connection with the SmartForce acquisition.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                           YEAR ENDED JANUARY 31, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

On June 5, 2002, SmartForce purchased all the assets of Frontline Telcom Training and Performance Company ("Telcom"). In connection with the SmartForce acquisition, SkillSoft PLC decided to exit this business. On January 31, 2003, Advanced Education Corporation (AEC) purchased certain assets and assumed certain liabilities of Telcom. In addition, AEC agreed to pay a royalty to SkillSoft PLC on all future revenues in an amount ranging from 2.5% to 11% based on the amount of revenue each year. SkillSoft PLC will record any royalties received as an adjustment to goodwill. As of June 30, 2002, the net tangible assets were reclassified to goodwill as follows:

                                                   JULY 31, 2002
                                                   --------------
                                                   (IN THOUSANDS)
Cash and cash equivalents                               $ 654
Accounts receivable, net                                  881
Prepaid expenses and other current assets                   7
Property, plant and equipment                             290
Other assets                                              138
                                                       ------
  Total assets                                         $1,970
                                                       ======

Accounts payable                                       $1,083
Deferred revenue                                           81
Shareholders' equity                                      806
                                                       ------
  Total liabilities and shareholders' equity           $1,970
                                                       ======

SkillSoft has recorded approximately $3,416,000 of deferred compensation attributable to unvested stock options assumed in the Merger, which will be amortized over the remaining vesting period of the underlying options (see Note
H).

NOTE B

The acquired identifiable intangible assets of SmartForce include the fair value assigned to content and customer contracts by an independent third party appraiser. Approximately $37,000,000 of the purchase price has been allocated to amortizable intangible assets comprised of $12,000,000 for contractual customer relationships and $25,000,000 for course content. Contractual customer relationships are existing contracts that relate to underlying customer relationships pertaining to the services provided by the acquired company.

Goodwill represents the excess of consideration paid over the fair value of net assets acquired and totaled $295,118,000. This excess has been recorded in the pro forma statements as an increase in the carrying value of the acquired intangible assets of SmartForce. The goodwill resulting from the Merger will not be amortized and is not deductible for tax purposes.

Also included in the pro forma balance sheet adjustment at July 31, 2002 is the elimination of SmartForce's pre-acquisition goodwill and intangible assets. Management did not value these intangibles in the SmartForce acquisition as the intangible assets were not expected to be utilized on a post merger basis.

NOTE C

Reflects adjustments to eliminate the historical equity accounts of SmartForce and issuance of ADSs and share options in connection with the acquisition.

NOTE D

Reflects adjustment to record transaction costs of $15,373,000 consisting primarily of Irish capital duty cost, and financial advisor, legal and other professional fees.

NOTE E

Includes adjustment to record the accrued exit costs as discussed in Note A.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                           YEAR ENDED JANUARY 31, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

NOTE F

Income tax adjustments have been calculated using estimated statutory income tax rates for the jurisdictions in which the companies operate. The pro forma consolidated provision for income taxes may not represent amounts that would have resulted had SkillSoft Corporation and SmartForce filed consolidated income tax returns during the periods presented.

The historical SmartForce financial statements include a deferred tax liability on the separately identified intangible assets from the Knowledge Well acquisition. The historical SmartForce tax provision includes a tax benefit from the amortization of this deferred tax liability. In connection with the SmartForce acquisition, the Knowledge Well intangible assets were not valued. The pro forma consolidated balance sheet adjustment to other accrued liabilities includes $2,183,000 representing the deferred tax liability not assumed in purchase accounting. The pro forma consolidated statements of operations include adjustments to eliminate the tax benefit of $449,000 and $225,000 for the year ended January 31, 2002 and the six months ended July 31, 2002, respectively, resulting from amortization of the deferred tax liability included in SmartForce's historical operating results.

NOTE G

Includes adjustment to historical amortization of identifiable intangible assets and goodwill (in 2001 year only) as follows (in thousands):

                                         January 31,      July 31,
                                            2002            2002
                                         -----------      --------
Goodwill                                 $     2,476      $     --
Identifiable intangibles                      13,961         8,765
                                         -----------      --------
    Total                                     16,437         8,765
Pro forma amortization                         8,650         4,325
                                         -----------      --------
    Pro forma adjustment                 $     7,787      $  4,440
                                         ===========      ========

Pro forma amortization is calculated based on a four year life assigned to content ($25 million value) and a five year life assigned to customer contracts ($12 million value).

NOTE H

Includes adjustments of approximately $889,000 and $445,000 in 2001 and 2002, respectively, related to deferred compensation attributable to unvested stock options assumed in the Merger which are being amortized over the remaining vesting period of the underlying options.

NOTE I

Elimination of approximately $76,591,000 of deferred revenue of SmartForce as required by EITF 01-3 "Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree".